EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3

(Form Type)

First Foundation Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value	457(c)	70,258,815	$7.91	$555,747,226.65	0.00015310	$85,084.90
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$555,747,226.65		$85,084.90
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$85,084.90

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of the registrant’s common stock being registered hereunder includes such indeterminate number of additional shares of common stock as may become issuable as a result of any stock splits, stock dividends or similar transactions.
(2)	This registration statement relates to the following securities to be offered for resale by the selling stockholders: (i) 21,766,815 shares of the registrant’s common stock, $0.001 par value per share (the “common stock”), issued and outstanding as of the filing date of this registration statement, (ii) 28,421,000 shares of common stock issuable upon the conversion of 28,421 shares of the registrant’s Series A Noncumulative Convertible Preferred Stock, par value $0.001 per share, and (iii) 20,071,000 shares of common stock issuable upon the exercise of issued warrants, each dated July 8, 2024, to purchase 20,071 shares of the registrant’s Series C Non-Voting Common Equivalent Preferred Stock, par value $0.001 per share, following the conversion of such shares.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock reported on the NYSE on December 3, 2024.

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